Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of SGS International, Inc. and its subsidiaries of our report dated April 11, 2007, except for Note T, for which the date is March 19, 2008 relating to the financial statements and financial statement schedule of SGS International, Inc. and its subsidiaries, which appears in such Registration Statement. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Louisville, Kentucky

March 28, 2008

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